Exhibit 10.32

Resolution of Board of Directors of PHH Corporation

     WHEREAS, pursuant to Section 2.11 of the Corporation’s By-Laws, the Board may establish the annual retainer and other compensation payable to a director for his or her services as a member of the Board or of the committees thereof;

     WHEREAS, the Board now wishes to establish the annual retainer and other compensation that shall be payable to a director for his or her services as a member of the Board or of the committees thereof and the times in which such compensation is payable to a director;

     NOW, THEREFORE, BE IT HEREBY:

     RESOLVED, that each director who is an employee of the Corporation shall receive no compensation for service on the Board;

     RESOLVED, that the non-employee director who serves as Chairman of the Board (the “Non-Executive Chairman”) shall receive an annual retainer fee of $170,000 for service on the Board as the Non-Executive Chairman, and each other non-employee director shall receive an annual retainer fee of $120,000 for service on the Board;

     RESOLVED, that the non-employee director who serves as Chairman of the Audit Committee shall receive an annual committee stipend of $20,000 for service as Chairman of the Audit Committee, and each other non-employee director who serve as a member of the Audit Committee shall receive an annual committee stipend of $12,000 for service on the Audit Committee;

     RESOLVED, that the non-employee director who serves as Chairman of the Compensation Committee shall receive an annual committee stipend of $15,000 for service as Chairman of the Compensation Committee, and each other non-employee director who serve as a member of the Compensation Committee shall receive an annual committee stipend of $10,000 for service on the Compensation Committee;

     RESOLVED, that the non-employee director who serves as Chairman of the Corporate Governance Committee shall receive an annual committee stipend of $9,000 for service as Chairman of the Corporate Governance Committee, and each other non-employee director who serve as a member of the Corporate Governance Committee shall receive an annual committee stipend of $7,000 for service on the Corporate Governance Committee;

     RESOLVED, that the annual retainer fees and annual committee stipends shall be paid in arrears on the last day of every calendar quarter (the “Fee Payment Date”), and shall be pro-rated for 2005 based on a non-employee director’s service from February 1, 2005 through December 31, 2005;

     RESOLVED, that as of each Fee Payment Date, fifty percent (50%) of the annual retainer fees and annual committee stipends shall be paid to each non-employee director in cash (the “Cash Fees”) and the other fifty percent (50%) shall be paid to each non-employee director in the form of Restricted Stock Units (the “Stock Fees”), as provided pursuant to the Corporation’s 2005 Equity and Incentive Plan (the “2005 Plan”). The number of Restricted Stock Units to be issued to each non-employee director on the Fee Payment Date in consideration of the Stock Fees shall be calculated by dividing (1) fifty percent (50%) of the total annual retainer fees and annual committee stipends to be paid to such non-employee director on the Fee Payment Date by (2) the Fair Market Value of a share of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), as of the Fee Payment Date, which shall be the average between the highest and lowest reported sales price per share of Common Stock on the New York Stock Exchange for the last date preceding the Fee Payment Date on which there was a sale reported on such exchange;

     RESOLVED, that each non-employee director also shall be entitled to receive a one-time grant of Restricted Stock Units under the 2005 Plan (the “RSU Award”) which shall be granted to each non-employee director on the first Fee Payment Date following the date on which the non-employee director is duly qualified and first commences service on the Board. The number of Restricted Stock Units granted pursuant to a RSU Award shall equal (1) $60,000 divided by (2) (i) $21.90, in the case of each non-employee director who commenced service on February 1, 2005, and (ii) with respect to each other non-employee director, the Fair Market Value of a share of the Corporation’s Common Stock as of the Fee Payment Date, which shall be the average between the highest and lowest reported sales price per share of Common Stock on the New York Stock Exchange for the last date preceding the Fee Payment Date on which there was a sale reported on such exchange;

     RESOLVED, that if the formula for determining the number of Restricted Stock Units to be granted in consideration of the Stock Fees and the RSU Award results in a fractional number of Restricted Stock Units, the number of Restricted Stock Units to be granted to the non-employee director shall be rounded down to the nearest whole number and the fractional amount shall be paid to the non-employee director in cash as part of the director’s Cash Fees;

     RESOLVED, that all Restricted Stock Units granted to a non-employee director in consideration of the Stock Fees and the RSU Award shall be immediately vested and non-forfeitable and shall become payable in shares of Common Stock to be issued under the 2005 Plan on the first anniversary immediately following the date upon which such non-employee director’s service as a member of the Board terminates for any reason;

     RESOLVED, that each director shall be reimbursed for reasonable expenses incurred in connection with attendance at Board or committee meetings;

     RESOLVED, that pursuant to the Corporation’s Non-Employee Directors Deferred Compensation Plan (the “Deferred Compensation Plan”), each non-employee director may elect to defer pursuant to a properly completed Deferral Agreement, any whole percentage (1% to 100%) of the Cash Fees otherwise payable to such director as additional Restricted Stock Units, provided such director submits a properly completed deferral election form to the Compensation Committee of the Board no later than (i) 30 days after first becoming a member of the Board, with respect to the deferral of Cash Fees payable during that same calendar year, and (ii) with respect to the deferral of Cash Fees payable during any subsequent calendar year, December 31 of the calendar year immediately preceding the calendar year for which such Cash Fees are payable to the non-employee director;

     RESOLVED, that the form of Deferral Agreement to be used in connection with the Deferred Compensation Plan, substantially in the form attached hereto as Exhibit 1, is hereby adopted and approved, subject to such modification as the appropriate officers of the Corporation determine to be necessary for the proper administration of the Deferred Compensation Plan or to comply with applicable law;

     RESOLVED, that the number of Restricted Stock Units to be granted to a director and deferred under the Deferred Compensation Plan shall be determined by dividing (1) the amount of the Cash Fees to be deferred by (2) the Fair Market Value of a share of the Corporation’s Common Stock as of the relevant Fee Payment Date, which shall be the average between the highest and lowest reported sales price per share of Common Stock on the New York Stock Exchange for the last date preceding such Fee Payment Date on which there was a sale reported on such exchange;

     RESOLVED, that if formula for determining the number of Restricted Stock Units to be granted to a director and deferred under the Deferred Compensation Plan results in a fractional number of Restricted Stock Units, the number of Restricted

Stock Units to be granted to the non-employee director shall be rounded down to the nearest whole number and the fractional amount shall be paid to the non-employee director in cash as part of the director’s Cash Fees;

     RESOLVED, that the Restricted Stock Units deferred under the Deferred Compensation Plan shall be payable in shares of Common Stock to be issued under the 2005 Plan on the date which is 200 days immediately following the date on which such director’s service as a member of the Board terminates for any reason;

     RESOLVED, that the Chief Executive Officer and any other appropriate officer of the Corporation and each of them acting singly, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and deliver all such further agreements, instruments and documents and to perform all such other actions as they or any one of them may deem necessary or appropriate to consummate the transactions contemplated by the foregoing resolutions and to carry out the intent and accomplish the purposes thereof, the taking of such action to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby; and

RESOLVED, that all actions heretofore taken by any officer or director of the Corporation in connection with any matter referred to or contemplated in any of the foregoing resolutions and recitals be, and they hereby are, approved, ratified and confirmed in all respects.

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of PHH Corporation (the “Company”), a Maryland corporation, and that the foregoing is a true and accurate record of the resolution adopted by the Board of Directors of the Company on March 31, 2005, and that said resolution is in full force and effect without modification or rescission.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company this 11th day of May, 2005.

/s/ William F. Brown
William F. Brown
Secretary